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                                  EXHIBIT 10.30

         Rental Agreement between HARC and the Hainan Farming Bureau Testing Center, dated August 9, 1996 (Certified English translation of original Chinese version.)



The undersigned officer of China Resources Development, Inc., hereby represents that the following is a fair and accurate English translation of the original Chinese version of the Rental Agreement between HARC and the Hainan Farming Bureau Testing Center, dated August 9, 1996.




                                          /s/  Wong Wah On
                                          ---------------------------------
                                          Wong Wah On, Financial Controller
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                                RENTAL AGREEMENT


PARTY A:  HAINAN FARMING BUREAU TESTING CENTER

PARTY B:  HAINAN AGRICULTURAL RESOURCES COMPANY LIMITED


     Party A and party B agreed the terms and conditions as follows:


1. Party A has agreed to rent the sixth floor of Second Phase of the Farming Bureau Building (the "Building") to Party B for office use.

2. The rental period is for eight years which starts from October 1, 1996 to September 30, 2004. After the completion of the rental period, if Party B still wish to use the Building, under the same terms and conditions as offered to other party, Party A should give Party B the priority to rent the Building.

3. The rental are charged by intervals. from October 1, 1996 to September 30, 2000, the monthly rental payment is Rmb Six Thousand Only. From October 1, 2000 to September 30, 2004, the monthly rental payment is decided by mutual agreement of both parties based on the market price at that time with preferential terms as offered by Party A.

4. The rental amount is paid semi-annually in advance. The first installment should be paid within 10 days after the signing of this agreement. The following rental payments should be made payable within 10 days after every six months.

5. This agreement shall be terminated automatically if Party B delays the rental payment for two months.

6. If Party B intends to make any renovation work on the Building, Party B should inform Party A of the scale of the renovation work first and renovate in accordance with the rules and regulations as imposed by the government. All the costs and expenses incurred thereon and all the effect inherent with the renovation work should be borne by Party B.

7. Party B shall not change the structure of the Building and its usage. After the termination or expiry of this agreement, Party B should demolish any add-in facilities and make the Building clean.

8. Party B shall take the sole responsibility of the safety and sanitary of the Building.

9. Party B shall not sub-lease the Building, or otherwise, Party A shall have the right to terminate this agreement and retain the Building.

10. All the electricity and building management fee shall be decided by Party B and the Management Division of Farming Bureau Building mutually, and shall be paid by Party B directly to the Management Division of Farming Bureau Building.

11. During the rental period, Party A shall have the right to retain the Building in accordance with the requirements imposed by its superior government divisions because of the changes in State or government policies. Under this situation, Party A should inform Party B 30 days in advance and terminate the agreement. Party A should also repay back the excess of the rental to Party B and Party B should move out the Building unconditionally.

12. Any taxes or government charges payable during the rental period should be borne by either party in accordance with the terms of this agreement.

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13.  Both parties shall make any supplementary provisions after mutual agreement and these provisions shall have the same legal effects as other provisions in this agreement.

14. This agreement has altogether four copies, each party shall retain two copies. This agreement is effective upon the date of signing by both parties.




For and on behalf                            For and on behalf
Hainan Farming Bureau Testing Center         Hainan Agricultural Resources
                                             Company Limited




/s/  Huang Xiang Qian                        /s/  Lin Jia Ping
______________________________               ___________________________


Date:  August 9, 1996